Castle Biosciences Announces Third Quarter 2022 Results

Q3 2022 revenue grew by 58% over Q3 2021 to $37.0 million
Delivered 12,114 total test reports in Q3 2022, an increase of 57% compared to Q3 2021
Foundational guideposts and three-year financial targets presented at Investor Day in September
Further increasing 2022 revenue guidance to $132-137 million from $130-135 million

Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas- Nov. 2, 2022--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the third quarter and nine months ended Sept. 30, 2022.
“We achieved strong top-line growth and a new record in total quarterly test report volume, which we believe was due to continued strong execution from the Castle team, despite typical seasonality,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We believe that our portfolio of innovative tests brings substantial added value to clinicians and their patients. Further, we believe our tests enable shared and informed treatment decisions that improve patient outcomes, and we expect they will continue to prove their clinical utility in the marketplace and build momentum.
“Our strategic growth initiatives, specifically the acquisitions and integrations of TissueCypher® and IDgenetix®, are progressing as expected. We are pleased with the results from these franchises to date. The addition of these two tests was intended to provide material revenue in 2024 and beyond. We believe the expected growth from these acquisitions, coupled with our expectation for continued strong organic revenue, should position us well for long-term value creation for stockholders.
“During our Investor Day in September, we presented our foundational guideposts and three-year financial targets for the year-ending December 31, 2025. These guideposts-- exceptional employees, continuous evolution and improvement, and customer and solution centric-- are grounded in Castle’s mission, vision and values and are foundational to how we operate our business. Also, our three-year financial targets reflect our belief in Castle’s business model and the merits of our tests. Specifically, we anticipate achieving total revenue in the range of $255 million to $330 million for the year-ending December 31, 2025. We expect, by combining strong top-line growth and gross margins with a continued disciplined approach to capital allocation, our net operating cash flow to be positive by 2025.
“Once again, our continued progress is directly attributable to the tireless efforts and continued commitment of our exceptional team of professionals. Our success depends on their daily dedication to the patients and healthcare providers we serve.”
Third Quarter Ended Sept. 30, 2022, Selected Results
•Revenues were $37.0 million, a 58% increase compared to $23.5 million during the same period in 2021. Included in revenue for the current year was $(0.3) million related to tests delivered in prior periods. Revenue for the same quarter last year included $(0.1) million related to tests delivered in prior periods.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $37.3 million, a 58% increase compared to $23.6 million for the same period in 2021.
•Delivered 12,114 total test reports in the third quarter of 2022, an increase of 57% compared to 7,727 in the same period of 2021:
◦DecisionDx®-Melanoma test reports delivered in the quarter were 7,354, compared to 5,505 in the third quarter of 2021.
◦DecisionDx®-SCC test reports delivered in the quarter were 1,636, compared to 934 in the third quarter of 2021.

◦MyPath® Melanoma and DiffDx®-Melanoma diagnostic gene expression profile (GEP) aggregate test reports delivered in the quarter were 834, compared to 913 in the third quarter of 2021.
◦DecisionDx®-UM test reports delivered in the quarter were 392, compared to 375 in the third quarter of 2021.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 690. No test reports were delivered by Castle in the third quarter of 2021.
◦IDgenetix test reports delivered in the quarter were 1,208. No test reports were delivered by Castle in the third quarter of 2021.
•Gross margin for the quarter ended September 30, 2022, was 70%, and adjusted gross margin was 76%.
•Operating cash flow was $(5.2) million, compared to $(6.1) million for the same period in 2021, and adjusted operating cash flow was $(5.2) million, compared to $(3.0) million for the same period in 2021.
•Net loss for the third quarter was $(20.2) million, compared to $(11.8) million for the same period in 2021.
•Adjusted EBITDA for the third quarter was $(8.3) million, compared to $(5.5) million for the same period in 2021.
Nine Months Ended Sept. 30, 2022, Selected Results
•Revenues were $98.7 million, a 43% increase compared to $69.0 million during the same period in 2021. Included in revenue for the period was $(1.9) million related to tests delivered in prior periods. Revenue for the same period last year included $4.1 million related to tests delivered in prior periods.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $100.6 million, a 55% increase, compared to $64.9 million for the same period in 2021.
•Total test reports delivered in the nine months ended September 30, 2022, were 31,775, an increase of 60% compared to 19,876 in the same period of 2021:
◦DecisionDx-Melanoma test reports delivered in the nine months ended September 30, 2022, were 20,502, compared to 14,693 during the same period of 2021.
◦DecisionDx-SCC test reports delivered in the nine months ended September 30, 2022, were 4,122, compared to 2,245 during the same period in 2021.
◦MyPath Melanoma and DiffDx-Melanoma aggregate diagnostic GEP test reports delivered in the nine months ended September 30, 2022, were 2,739, compared to 1,758 during the same period in 2021.
◦DecisionDx-UM test reports delivered in the nine months ended September 30, 2022, were 1,279, compared to 1,180 during the same period in 2021.
◦TissueCypher Barrett’s Esophagus test reports delivered in the nine months ended September 30, 2022, were 1,098.
◦IDgenetix test reports delivered in the nine months ended September 30, 2022, were 2,035 (April 26, 2022–September 30, 2022).
•Gross margin for the nine months ended September 30, 2022, was 71%, and adjusted gross margin was 78%.
•Operating cash flow was $(35.7) million, compared to $(16.2) million for the same period in 2021.
•Adjusted operating cash flow was $(35.7) million, compared to $(12.7) million for the same period in 2021.
•Net loss for the nine months ended September 30, 2022, was $(46.5) million, compared to $(24.9) million for the same period in 2021.
•Adjusted EBITDA for the nine months ended September 30, 2022, was $(30.5) million, compared to $(8.0) million for the same period in 2021.

Cash, Cash Equivalents and Marketable Investment Securities

As of Sept. 30, 2022, the Company’s cash and cash equivalents totaled $134.2 million. Additionally, the Company held $131.8 million in short-term investments.

2022 Revenue Guidance

Castle Biosciences is further increasing its guidance for anticipated total revenue in 2022. The Company now anticipates generating $132-137 million in total revenue in 2022, compared to the previously provided guidance of $130-135 million.

Third Quarter Accomplishments and Highlights
Dermatology
•In July, a presentation on DecisionDx®-Melanoma was given at the 2022 American Academy of Dermatology (AAD) Innovation Academy. The presentation, titled The 31-Gene Expression Profile Test for Cutaneous Melanoma, provided an overview of the test as well as data highlights that demonstrate how incorporating DecisionDx-Melanoma test results into decision-making between a patient and his/her clinician can help guide cutaneous melanoma management decisions and improve patient outcomes. See the Company’s news release from July 20, 2022, for more information.
•In July, the Company announced the achievement of a significant milestone for its DecisionDx-Melanoma test, surpassing 100,000 tests ordered. From the test’s launch through June 30, 2022, DecisionDx-Melanoma had been ordered more than 105,000 times by more than 10,200 providers for patients diagnosed with cutaneous melanoma. See the Company’s news release from July 25, 2022, for more information.
•In September, the Company announced the publication of a study in the Journal of the American Academy of Dermatology demonstrating that DecisionDx-Melanoma’s integrated algorithms, which combine the 31-GEP score with a patient’s clinicopathologic factors, provide personalized and accurate survival prognoses which can help guide risk-aligned patient management. Further, the study showed that using DecisionDx-Melanoma test results in conjunction with current staging guidelines can help refine patient risk, reduce unnecessary procedures and ultimately improve patient care. As the National Comprehensive Cancer Network (NCCN) guidelines recommend risk-aligned decisions for individual patients, the use of DecisionDx-Melanoma test results could aid in identifying patients with more or less aggressive cases of melanoma to align treatment decisions more accurately with patient risk and help ensure a more appropriate allocation of healthcare resources. See the Company’s news release from September 23, 2022, for more information.
Gastroenterology
•In August, the Company announced the American Gastroenterological Association (AGA) published a best practice advice article stating the TissueCypher Barrett’s esophagus test may be beneficial for risk-stratification of patients with non-dysplastic Barrett’s esophagus. The best practice advice article from the AGA, titled “AGA Clinical Practice Update on New Technology and Innovation for Surveillance and Screening in Barrett’s Esophagus: Expert Review,” was recently published online in Clinical Gastroenterology and Hepatology and can be viewed here. See the Company's news release from Aug. 4, 2022, for more information.
Corporate
•In September, the Company announced it had received an AZBio Fast Lane Award from the Arizona Bioindustry Association (AZBio). The award recognizes companies that have achieved outstanding milestones in the last 18 months, measured by clinical results, regulatory approvals, certifications, collaborations, funding awards, product launches, job growth or product sales milestones. Highlights of Castle’s performance over the past year and a half include: more than doubling its workforce, expanding from 201 employees to more than 480 between Dec. 31, 2020, and June 30, 2022; expanding the Company’s innovative portfolio of tests in areas of unmet clinical need (gastroenterology and mental health) through two strategic acquisitions (Cernostics, with the TissueCypher Barrett’s Esophagus test, and AltheaDx, with the IDgenetix test); expanding data that demonstrates the potential value of Castle’s tests to guide patient care and transform disease management through the publication of 22 peer-reviewed papers and close to 100 posters and/or oral presentations; and initiating a collaboration with the National Cancer Institute (NCI) to link DecisionDx-Melanoma testing data with data from the Surveillance, Epidemiology and End Results (SEER) Program’s registries on cutaneous melanoma (CM) cases that resulted in a study analysis showing patients diagnosed with melanoma and tested with DecisionDx-Melanoma had improved survival (27% improvement in melanoma-specific survival) compared to untested patients. See the Company’s news release from September 13, 2022, for more information.
•In September, the Company hosted an Investor Day, where the Company’s foundational guideposts as well as three-year financial targets were presented. See the Company’s news release from September 20, 2022, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Wednesday, Nov. 2, 2022, at 4:30 p.m. Eastern time to discuss its third quarter 2022 results and provide a corporate update.

A live webcast of the conference call can be accessed here:
https://events.q4inc.com/attendee/748805907 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until Nov. 30, 2022.

To access the live conference call via phone, please dial 844 200 6205 from the United States, or +1 929 526 1599 internationally, at least 10 minutes prior to the start of the call, using the conference ID 723381.

There will be a brief Question & Answer session following management commentary.

Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenue, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenue and Adjusted Gross Margin reflect adjustments to net revenues to exclude changes in variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted Operating Cash Flow excludes the effects of repayments to Medicare of COVID-19 government relief advancements to healthcare providers. Adjusted EBITDA excludes from net loss interest expense, depreciation and amortization expense, income tax (benefit) expense, stock-based compensation expense, and change in fair value of contingent consideration, and acquisition-related transaction costs.

We use Adjusted Revenue, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and cash flow performance reported in accordance with GAAP, respectively. We believe Adjusted Revenue and Adjusted Gross Margin are also useful to investors because they provide additional information on current-period performance by removing the effects of revenue adjustments related to tests delivered in previous periods and, with respect to Adjusted Gross Margin, acquisition-related intangible asset amortization, which we believe may facilitate revenue and gross margin comparisons to historical periods. We believe Adjusted Operating Cash Flow is also useful to investors as a supplement to GAAP measures in the assessment of our cash flow performance by removing the effects of COVID-19 government relief payments, which we believe are not indicative of our ongoing operations. We believe Adjusted EBITDA may enhance an evaluation of our operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net cash (used in) provided by operating activities or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures.

Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma, Barrett’s esophagus and mental health conditions. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, myPath Melanoma, DecisionDx DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq, TissueCypher and IDgenetix are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: the ability of our tests to improve patient outcomes by enabling clinicians and their patients to make shared and informed treatment decisions; our expectations that (i) our tests will continue to prove their clinical utility in the marketplace and build momentum, (ii) expected growth from recent acquisitions and expected future revenues should position us to create long-term value for stockholders, (iii) we will achieve total revenue in the range of $255 million to $330 million for the year ending December 31, 2025, (iv) our net operating cash flow will be positive by 2025, (v) we will meet our total revenue guidance for 2022, and (vi) the potential of (a) DecisionDx-Melanoma test results to help guide risk-aligned cutaneous melanoma management decisions and refine patient risk, reduce unnecessary procedures and help ensure a more appropriate allocation of healthcare resources, and ultimately improve patient outcomes and patient care; (b) our TissueCypher test to provide beneficial risk-stratification of patients with non-dysplastic BE; and (c) our tests to guide patient care and transform disease management. The words “anticipates,” “believes,” “can,” “could,” “expect,” “may,” “potential,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: the accuracy of our assumptions and expectations underlying our three-year revenue and other financial targets (including, without limitation, our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions), the effects of macroeconomic events and conditions, including inflation, the COVID-19 pandemic and geopolitical events, among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the diagnostic and prognostic tests discussed in this press release; actual application of our tests may not provide the aforementioned benefits to patients; and the risks set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

The COVID-19 situation continues to evolve and brings along with it a high level of uncertainty surrounding potential future impacts. Therefore, trends in revenues and test report volumes are not necessarily indicative of the Company’s results of operations that can be expected for future interim periods or for the year ending December 31, 2022.

Investor and Media Contact:
Camilla Zuckero
+1 832-835-5158
czuckero@castlebiosciences.com

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
NET REVENUES	$37,011	$23,475	$98,701	$69,046
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible assets)	8,859	4,500	22,489	11,225
Research and development	10,907	7,500	33,594	20,201
Selling, general and administrative	36,626	22,595	104,577	61,578
Amortization of acquired intangible assets	2,306	694	6,051	950
Change in fair value of contingent consideration	(151)	—	(17,987)	—
Total operating expenses, net	58,547	35,289	148,724	93,954
Operating loss	(21,536)	(11,814)	(50,023)	(24,908)
Interest income	1,293	23	1,693	51
Interest expense	(6)	—	(13)	—
Loss before income taxes	(20,249)	(11,791)	(48,343)	(24,857)
Income tax (benefit) expense	—	—	(1,823)	5
Net loss	$(20,249)	$(11,791)	$(46,520)	$(24,862)

Loss per share, basic and diluted	$(0.77)	$(0.47)	$(1.79)	$(0.99)

Weighted-average shares outstanding, basic and diluted	26,316	25,287	25,938	25,072

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of sales (exclusive of amortization of acquired intangible assets)	$975	$555	$2,725	$1,480
Research and development	1,948	1,135	5,607	3,266
Selling, general and administrative	6,273	3,520	18,066	10,143
Total stock-based compensation expense	$9,196	$5,210	$26,398	$14,889

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(20,249)	$(11,791)	$(46,520)	$(24,862)
Other comprehensive loss:
Net unrealized loss on available-for-sale securities	(189)	—	(189)	—
Comprehensive loss	$(20,438)	$(11,791)	$(46,709)	$(24,862)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$134,180	$329,633
Marketable investment securities	131,802	—
Accounts receivable, net	22,835	17,282
Inventory	3,802	2,021
Prepaid expenses and other current assets	6,795	4,807
Total current assets	299,414	353,743
Long-term accounts receivable, net	1,187	1,308
Property and equipment, net	13,054	9,501
Operating lease assets	12,604	7,383
Goodwill and other intangible assets, net	130,357	88,922
Other assets – long-term	1,195	1,715
Total assets	$457,811	$462,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$5,768	$2,546
Accrued compensation	19,532	15,483
Operating lease liabilities	1,535	1,179
Other accrued and current liabilities	5,107	5,678
Total current liabilities	31,942	24,886
Noncurrent portion of contingent consideration	1,798	18,287
Noncurrent operating lease liabilities	11,900	6,900
Deferred tax liability	614	635
Other liabilities	124	124
Total liabilities	46,378	50,832
Stockholders’ Equity
Common stock	26	25
Additional paid-in capital	551,883	505,482
Accumulated deficit	(140,287)	(93,767)
Accumulated other comprehensive loss	(189)	—
Total stockholders’ equity	411,433	411,740
Total liabilities and stockholders’ equity	$457,811	$462,572

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(46,520)	$(24,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,702	1,956
Stock-based compensation expense	26,398	14,889
Change in fair value of contingent consideration	(17,987)	—
Deferred income taxes	(1,839)	—
Accretion of discounts on marketable investment securities	(184)	—
Other	186	(99)
Change in operating assets and liabilities:
Accounts receivable	(5,678)	(6,087)
Prepaid expenses and other current assets	(1,870)	(734)
Inventory	(1,502)	(28)
Operating lease assets	694	641
Other assets	533	(193)
Accounts payable	2,155	673
Operating lease liabilities	(559)	(638)
Accrued compensation	3,669	3,012
Medicare advance payment	—	(5,351)
Other accrued liabilities	(853)	619
Net cash used in operating activities	(35,655)	(16,202)

INVESTING ACTIVITIES
Purchases of property and equipment	(3,845)	(2,590)
Asset acquisition	547	(33,184)
Acquisition of business, net of cash and cash equivalents acquired	(26,966)	—
Proceeds from sale of property and equipment	9	6
Purchases of marketable investment securities	(131,808)	—
Net cash used in investing activities	(162,063)	(35,768)

FINANCING ACTIVITIES
Payment of common stock offering costs	—	(336)
Proceeds from exercise of common stock options	675	3,868
Payment of employees’ taxes on vested restricted stock units	(134)	—
Proceeds from contributions to the employee stock purchase plan	1,812	1,763
Repayment of principal portion of finance lease liabilities	(88)	—
Net cash provided by financing activities	2,265	5,295

NET CHANGE IN CASH AND CASH EQUIVALENTS	(195,453)	(46,675)
Beginning of period	329,633	409,852
End of period	$134,180	$363,177

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenue and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Adjusted revenue
Net revenues (GAAP)	$37,011	$23,475	$98,701	$69,046
Revenue associated with test reports delivered in prior periods	277	92	1,850	(4,130)
Adjusted revenue (Non-GAAP)	$37,288	$23,567	$100,551	$64,916

Adjusted gross margin
Gross margin (GAAP)[1]	$25,846	$18,281	$70,161	$56,871
Amortization of acquired intangible assets	2,306	694	6,051	950
Revenue associated with test reports delivered in prior periods	277	92	1,850	(4,130)
Adjusted gross margin (Non-GAAP)	$28,429	$19,067	$78,062	$53,691

Gross margin percentage (GAAP)[2]	69.8%	77.9%	71.1%	82.4%
Adjusted gross margin percentage (Non-GAAP)[3]	76.2%	80.9%	77.6%	82.7%
________________________
1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenue (Non-GAAP).

The table below presents the reconciliation of adjusted operating cash flow, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Adjusted operating cash flow
Net cash used in operating activities (GAAP)	$(5,224)	$(6,133)	$(35,655)	$(16,202)
Medicare advance payment[1]	—	3,178	—	5,351
HHS provider relief funds[2]	—	—	—	(1,882)
Adjusted operating cash flow (Non-GAAP)	$(5,224)	$(2,955)	$(35,655)	$(12,733)
________________________
1.We received an advance payment of $8.3 million from the Centers for Medicare & Medicaid Service (CMS), for which recoupment has commenced in April 2021. We recorded the receipt of the payment as a liability on our balance sheet and, in accordance with GAAP, it was included in net cash provided by operating activities in the period received. We have excluded receipt of the advance payment from adjusted operating cash flow, but as claims were submitted for reimbursement and applied against this balance, we included the advance payment in adjusted operating cash flow to the extent that Medicare claims submitted for reimbursement were applied to the balance.
2.We received a one-time payment of $1.9 million in relief funds automatically allocated to Medicare providers under the Coronavirus Aid, Relief and Economic Security Act (CARES Act) from the U.S. Department of Health and Human Services (HHS).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Adjusted EBITDA
Net loss	$(20,249)	$(11,791)	$(46,520)	$(24,862)
Interest expense	6	—	13	—
Depreciation and amortization expense	2,923	1,089	7,702	1,956
Income tax (benefit) expense	—	—	(1,823)	5
Stock-based compensation expense	9,196	5,210	26,398	14,889
Change in fair value of contingent consideration	(151)	—	(17,987)	—
Acquisition related transaction costs	—	—	1,711	—
Adjusted EBITDA (Non-GAAP)	$(8,275)	$(5,492)	$(30,506)	$(8,012)